EXHIBIT 20.1

                           SLC STUDENT LOAN TRUST - I
                            STATEMENT TO NOTE HOLDERS
                    AS OF AND FOR THE PERIOD ENDED: 6/30/2002



Pursuant to Section 11.04 of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer's knowledge.

(a) The amount of payments with respect to each Class paid with respect to PRINCIPAL during June 2002;

                       CLASS                      PRINCIPAL PAID
                        A-1                          $350,000.00
                        A-2                          $350,000.00
                        A-3                          $350,000.00
                        A-4                          $100,000.00
                        B-1                          $      0.00


(b) The amount of payments with respect to each Class paid with respect to INTEREST during June 2002;

                       CLASS                       INTEREST PAID
                        A-1                           $91,976.50
                        A-2                           $90,590.88
                        A-3                           $90,590.88
                        A-4                           $98,478.24
                        B-1                           $23,960.80


(c) The amount of payments allocable to any Noteholder's Auction Rate INTEREST CARRYOVER (for each Class of Auction Rate Notes only), together with any remaining outstanding amount of each thereof;

                                                      INTEREST CARRYOVER
             Auction Rate Notes                               $0.00

(d)   The PRINCIPAL BALANCE OF FINANCED ELIGIBLE LOANS as of June 30, 2002;


      PRINCIPAL BALANCE OF FINANCED ELIGIBLE LOANS           $249,659,055.90

(e) The AGGREGATE OUTSTANDING AMOUNT OF THE NOTES of each Class as of June 30, 2002, after giving effect to payments allocated to principal reported under clause (a) above;

                      CLASS                        PRINCIPAL OUTSTANDING
                       A-1                             $59,375,000.00
                       A-2                             $59,375,000.00
                       A-3                             $59,375,000.00
                       A-4                             $64,825,000.00
                       B-1                             $15,250,000.00

(f) The INTEREST RATE FOR THE APPLICABLE CLASS OF NOTES with respect to each payment referred to in clause (b) above, indicating whether such interest rate is calculated based on the Net Loan Rate or based on the applicable Auction rate (for each Class of the Auction Rate Notes only);


                  CLASS                                 CALCULATION METHOD
                  -----                                 ------------------

                                        NET LOAN RATE           AUCTION RATE
                                        -------------           -------------
                   A-1                      N/A                     1.9400%
                   A-2                      N/A                     1.9350%
                   A-3                      N/A                     1.9500%
                   A-4                      N/A                     1.9500%
                   B-1                      N/A                     2.0000%


(g) The amount of the SERVICING FEES paid by the Trust during June 2002;

           SERVICING FEES                                $  23,378.42

(h) The amount of the Administration Fee, Broker/Dealer Fee, the Auction Agent Fee and Trustee Fee paid by the Trust during June 2002;

           ADMINISTRATION FEE                         $   719.34

           BROKER/DEALER FEE                          $50,429.16

           AUCTION AGENT FEE                          $     0.00

           TRUSTEE FEE                                $10,000.00

(i) The amount of NET LOSSES, if any, during June 2002 and any RECOVERIES of principal and interest received during 2002 relating to Financed Student Loans for which Net Losses were previously allocated;

           NET LOSSES                                 $0.00

           RECOVERIES                                 $0.00

(j) The amount of payment attributable to amounts in the RESERVE FUND, the amount of any other withdrawals from the Reserve Fund during June 2002 and the balance of the Reserve Fund as of June 30, 2002;

                                        BALANCE            WITHDRAWALS
                                        -------            -----------
          RESERVE FUND             $  5,770,425.98        $78,276.22

(k) The portion, if any, of the payments attributable to amounts on deposit in the Loan Fund;

      PORTION OF PAYMENTS ATTRIBUTABLE TO THE LOAN FUND   $0.00


(l) The aggregate amount, if any, paid by the Trustee to acquire Eligible Loans from amounts on deposit in the Loan Account with respect to each Series of the Student Loan Fund during June 2002;

                                       PRINCIPAL              INTEREST      PREMIUM
                                       ---------              --------      -------
          LOAN ACQUISITIONS            $78,276.22              $0.00         $0.00

(m) The amount remaining in the Loan Account with respect to each Series of the Student Loan fund that has not been used to acquire Eligible Loans and is being transferred to the Note Redemption Fund;

          TRANSFERS FROM LOAN FUND TO REDEMPTION FUND            $ 0.00

(n) The aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during June 2002;

      LOANS SOLD FROM THE TRUST (PRINCIPAL, INTEREST, AND PREMIUM)       $0.00

(o) The number and principal amount of financed Student Loans, as of June 30, 2002, that are (i) 30 to 60 days delinquent, (ii) 61-90 days delinquent,
      (iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and
      (v) for which claims have been filed with the appropriate Guaranty Agency and which are awaiting payment:

             Delinquencies                Number of Loans    Principal Outstanding
             30 - 60 days                        158         $2,586,206.18
             61 - 90 days                         36           $502,552.25
             91 - 120 days                        36           $597,285.69
             121- 150 days                        60         $1,053,649.12
             151- 180 days                        62         $1,096,291.26
             Claims Pending                       40           $682,433.04
             Claims Filed                          4            $80,590.31

(p) The total Value of the Trust Estate and the outstanding principal amount of the Notes as of June 30, 2002.

             Assets
             ------
             Cash & Cash Equivalents                         $1,119,368.92
             Student Loan Receivables                      $249,659,055.90
             Reserves                                        $5,770,425.98
             Accrued Loan Receivables                        $2,276,623.59
                                                            --------------
             Total Assets                                  $258,825,474.39

             Liabilities
             -----------
             Class A-1                                      $59,375,000.00
             Class A-2                                      $59,375,000.00
             Class A-3                                      $59,375,000.00
             Class A-4                                      $64,825,000.00
             Class B-1                                      $15,250,000.00
             Accrued Liabilities                               $523,545.04
                                                            --------------
             Total Liabilities                             $258,723,545.04

             Parity Ratio (Notes Only)                             100.24%
             Parity Ratio (All Liabilities)                        100.04%
             Parity Ratio (Senior Liabilities)                     106.53%

(q) The number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance and (iii) Financed Student Loans in deferment;



Delinquencies        Number of Loans      Principal Outstanding   % of Total Principal
                                                                     Outstanding
Rejected Claims                   -                $0.00                0.0%
Loans in Deferment            1,192       $27,370,967.62               11.0%
Loans in Forbearance            763       $15,722,952.40                6.3%


A copy of the statements referred to above may be obtained by any Note Holder by a written request to the Trustee, addressed to its Corporate Trust Office.